SALE TRANSFER AND ASSIGNMENT

          Be it know, that for good and valuable consideration, receipt of which is hereby acknowledged,

                        PR Sources, Inc.

a Florida corporation, hereinafter referred to as "Assignor", maintaining its principal place of business at 470 NE 25th
Terrace, Boca Raton, FL 33431;

Does Hereby This Day

Sell, Transfer, Convey and Assign unto NetWeb OnLine.Com Inc., a Florida corporation
(the "Assignee"), all of the Assignor's ownership interest, rights, duties and obligations in and to to Federal Service Mark Registration: #1698535, The Fans Choice, Granted registration on June 30, 1992 on the Principal Register by the Patent and Trademark Office of the United States of America. Said Service Mark being for electronic opinion gathering and tabulation services.

The Assignor represents that as of the date hereof, said Service Mark was so duly registered as stated, and that by Assignment dated June 5, 1994, duly recorded in the Patent and Trademark Office, the Assignor obtained the exclusive right to use and or transfer the same hereby.

Dated the 1st day of November, 1999

                              PR Sources Inc.

                                 By:  /s/ Paul Galant
                                   Paul Galant, President